Exhibit 10.8

April 14, 2023

Commerce Street Financial Partners II, LP
1445 Ross Avenue, Suite 2700
Dallas, Texas 75202

Re:	Stock Subscription Agreement (the “Agreement”), by and between Georgia Banking Company, Inc. and Commerce Street Financial Partners II, L.P

Gentlemen:

Reference is hereby made to the subject Agreement. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

This letter agreement will memorialize and confirm the mutual understanding of the Company and Purchaser as to the following:

1.            Notwithstanding Section 2.1(a) of Annex A to the Agreement, the subscription amount of the Purchaser may not be revised by the Company, Placement Agent or any other person without Purchaser’s prior written consent.

2.            Section 3.1 of Annex A to the Agreement shall be amended to add the following additional representation of the Company to the Purchaser:

“The consolidated financial statements of the Company and its subsidiaries as of December 31, 2021 and for the periods then ended (copies of which have been made available to Purchaser by the Company) are prepared in accordance with generally accepted accounting principles and fairly present in all material respects the financial condition and results of operations for the dates and periods presented.”

3.            So long as the Purchaser beneficially owns at least 4.9% of the then outstanding shares of Common Stock, the Company shall cause one designee of the Purchaser (who shall be a principal of CS Financial Partners II GP, LLC) to attend ail meetings of the Board in a nonvoting, nonparticipating, observer capacity and to receive the informational materials furnished to members of the Board (provided that the designee shall not be entitled to receive or be provided with any confidential supervisory information). If any such designee should resign or otherwise be unable to serve, the Purchaser will entitled to designate such person’s successor as observer so long as the Purchaser beneficially owns at least 4.9% of the then outstanding shares of Common Stock.

4.            The Company and the Purchaser agree to fulfill their respective obligations under the Agreement, including the Purchaser’s delivery of the Aggregate Purchase Price pursuant to Section 2.2(b)(ii) of Annex A to the Agreement, and consummate the transactions contemplated by the Agreement on or before April 28, 2023.

5.            Except as modified hereby, the remaining terms of the Agreement shall continue in full force and effect.

Please confirm our mutual understanding by your countersignature in the space provided below.

Very truly yours,

Georgia Banking Company, Inc.

By:	/s/ Bartow Morgan, Jr.

Accepted and agreed:

Commerce Street Financial Partners II, LP

CS Financial Partners II GP, LLC

By:	/s/ Carla J. Brooks

2